Exhibit 99.1

Intelligent Systems Announces Fiscal Year 2016 Results

NORCROSS, Ga., March 17, 2017 (GLOBE NEWSWIRE) -- Intelligent Systems Corporation (NYSE MKT:INS) announced today its financial results for the three and twelve month periods ended December 31, 2016.

Revenue was $2,334,000 and $8,178,000 in the three and twelve month periods of 2016, respectively, representing growth of 83 percent and 71 percent, respectively, as compared to the same periods in 2015.  The growth for the quarter and the year is attributable to an increase in the number of accounts covered by certain software licenses, an increase in our processing services customer base and a continued upswing in our professional services.  In addition, the 2016 annual revenue includes the recognition of an implementation of a global license customer.

Loss from operations was $136,000 and $687,000 in the three month and twelve month periods ended December 31, 2016, respectively, compared to losses of $570,000 and $2,822,000, respectively, in the same periods in 2015.  The positive change is a direct result of the strong revenue growth experienced for the quarter and the year in 2016.

For the three month period ended December 31, 2016, the company recorded a net loss attributable to Intelligent Systems of $80,000 ($0.01 per basic and diluted share) compared to net income attributable to Intelligent Systems of $940,000 ($0.11 per basic and diluted share) in the fourth quarter of 2015. The fourth quarter of 2015 includes investment income of $1,247,000, offset by a loss from continuing operations, resulting in a profitable quarter.

For the twelve month period ended December 31, 2016, the company recorded a net loss  attributable to Intelligent Systems Corporation of $1,112,000 ($0.13 per basic share and diluted share), compared to net income attributable to Intelligent Systems of $18,020,000 ($2.05 per basic and $2.02 per diluted share) in the same period in 2015. Included in the 2016 year-to-date loss is a previously reported $750,000 impairment charge reducing the carrying value of our minority interest in a privately owned technology company. The dramatic change between periods reflects the gain of $18,802,000 on the sale of the company’s former ChemFree subsidiary in the twelve month period ended December 31, 2015.  As previously announced, the company sold its ChemFree subsidiary on March 31, 2015 for a purchase price of $21,600,000 in an all cash transaction.  In accordance with accounting standards, the ChemFree operations have been classified as discontinued operations for all periods presented in 2015.

“Our CoreCard operations (now the primary business of Intelligent Systems) were profitable for the 2016 year before deducting intercompany interest expense.  We expect to continue to experience revenue growth for the calendar year 2017,” commented Leland Strange, CEO of Intelligent Systems, “but I feel like a broken record as I continue to caution that the reported financial results will not be consistent quarter to quarter. The business is not yet large enough to account for swings in revenue recognition on a quarter to quarter basis. We also may choose to incur expenses that will relate to potential future growth (hiring ramp-up, new product initiatives, etc.) that will affect the bottom line. For that reason, I am uncertain as to the impact on 2017 financially but I am very comfortable that CoreCard is in a good position to profit from the rapid changes we see in the FinTech space.”

Investor Conference Call Today
The company is holding an investor conference call today, March 17, 2017, at 11 AM Eastern Time.  Interested investors are invited to attend the conference call by dialing (855) 766-6518 and entering conference ID code 84416835.  A transcript of the call will be posted on our website at www.intelsys.com as soon as available after the call.

The company expects to file its 2016 Form 10-K with the Securities and Exchange Commission on March 17, 2017. For additional information about reported results, investors will be able to access the Form 10-K, when filed, on our company’s website at www.intelsys.com or on the SEC site, www.sec.gov.

About Intelligent Systems Corporation

For over thirty-five years, Intelligent Systems Corporation (NYSE MKT:INS) has identified, created, operated and grown technology companies.  The company’s principal operations are CoreCard Software, Inc. (www.corecard.com) and its affiliate companies. CoreCard designs, develops, and markets a comprehensive suite of software solutions to corporations, financial institutions, retailers and processors to manage their credit and debit cards, prepaid cards, private label cards, fleet cards, loyalty programs, and accounts receivable and small loan transactions.  CoreCard also offers prepaid and credit card processing services using its proprietary software solutions.   Further information is available on the company’s website at www.intelsys.com or by calling the company at 770/381-2900.

In addition to historical information, this news release may contain forward-looking statements relating to Intelligent Systems Corporation and its subsidiary and affiliated companies. These statements include all statements that are not statements of historical fact regarding the intent, belief or expectations of Intelligent Systems Corporation and its management with respect to, among other things, results of operations, product plans, and financial condition. The words "may," "will," "anticipate," "believe," "intend," "expect," "estimate," "plan," "strategy" and similar expressions are intended to identify forward-looking statements.  Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those contemplated by such forward-looking statements. The company does not undertake to update or revise any forward-looking statements whether as a result of new developments or otherwise, except as required by law. Among the factors that could cause actual results to differ materially from those indicated by such forward-looking statements are instability in the financial markets, delays in product development, undetected software errors, competitive pressures, changes in customers’ requirements or financial condition, market acceptance of products and services, and declines in general economic and financial market conditions, particularly those that cause businesses to delay or cancel purchase decisions.

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)

	Three Months Ended Dec 31,		Twelve Months Ended Dec. 31,
	2016 (unaudited)	2015 (unaudited)	2016 (audited)	2015 (audited)
Revenue
Products	$241	$201	$1,137	$614
Services	2,093	1,072	7,041	4,168
Total net revenue	2,334	1,273	8,178	4,782
Cost of revenue
Products	55	53	626	219
Services	1,010	557	3,352	2,331
Total cost of revenue	1,065	610	3,978	2,550
Expenses
Marketing	76	62	350	242
General and administrative	482	408	1,797	1,935
Research and development	847	763	2,740	2,877
Loss from operations	(136)	(570)	(687)	(2,822)
Investment income	1	1,247 [b]	(713) [a]	1,247 [b]
Other income	40	35	148	109
Income (loss) from continuing operations before income taxes	(95)	712	(1,252)	(1,466)
Income taxes	--	--	(3)	3
Income (loss) from continuing operations	(95)	712	(1,249)	(1,469)
Gain on sale of discontinued operations, net of taxes	--	76	--	18,802 [c]
(Loss) from discontinued operations, net of taxes	--	--	--	(3)
Net income (loss)	(95)	788	(1,249)	17,330
Net loss attributable to noncontrolling interest	15	152	137	690
Net income (loss) attributable to Intelligent Systems	$(80)	$940	$(1,112)	$18,020
Earnings (loss) per share attributable to Intelligent Systems :
Basic earnings (loss) per share	$(0.01)	$0.11	$(0.13)	$2.05
Diluted earnings (loss) per share	$(0.01)	$0.11	$(0.13)	$2.02
Basic weighted average common shares outstanding	8,743,299	8,731,299	8,736,299	8,806,875
Diluted weighted average common shares outstanding	8,743,299	8,846,418	8,736,299	8,912,109

a. Includes write-down of $750,000 on carrying value of investment in early stage technology company.
b. Gain on sale of equity interest in Lancope of $2.0 million, less write-down of $792,000 on another investee company.
c. Gain on sale of former ChemFree subsidiary effective March 31, 2015.

CONSOLIDATED BALANCE SHEETS
(audited, in thousands)

As of December 31,	2016	2015
ASSETS
Current assets:
Cash	$17,724	$18,059
Marketable securities	418	396
Accounts receivable, net	1,329	962
Other current assets	1,160	2,846
Restricted cash	--	2,200
Total current assets	20,631	24,463
Investments	1,272	1,015
Property and equipment, at cost less accumulated depreciation	700	636
Other long-term assets	101	59
Total assets	$22,704	$26,173
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$301	$78
Deferred revenue, current portion	1,474	1,830
Accrued payroll	515	495
Accrued expenses	43	25
Other current liabilities	1,338	243
Liabilities from discontinued operations	--	120
Total current liabilities	3,671	2,791
Deferred revenue, net of current portion	85	195
Other long-term liabilities	18	18
Total Intelligent Systems Corporation stockholders’ equity	21,946	26,048
Noncontrolling interest	(3,016)	(2,879)
Total stockholders’ equity	18,930	23,169
Total liabilities and stockholders’ equity	$22,704	$26,173

For further information, call
Karen Reynolds, 770-564-5503
or email to karen@intelsys.com